SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35072 (Commission File Number)	65-1310069 (I.R.S. Employer Identification No.)

10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, FL 32256
 (Address of principal executive offices)

(800) 342-2824
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On September 13, 2013, Thomas B. Wagers, Sr. informed the Board of Directors of Atlantic Coast Financial Corporation (the “Company”) and the Board of Directors of Atlantic Coast Bank (the “Bank”) that he is resigning his positions as Interim President, Chief Executive Officer and Chief Financial Officer of the Company and the Bank, effective October 21, 2013 in order to take a position with another financial institution outside of the Bank’s market area. Mr. Wagers’ resignation is not related to any disagreement with the Company or the Board of Directors.

 As previously announced, the Company and the Bank named John K. Stephens, Jr. as President, Chief Executive Officer and director of the Company and the Bank, contingent upon receipt of regulatory non-objection from the Federal Reserve Bank of Atlanta and the Office of the Comptroller of the Currency. The Company and the Bank have begun a search for a permanent Chief Financial Officer.

(c) On September 18, 2013, the Boards of Directors of the Company and the Bank appointed Marshall D. Stone, age 58, the Controller of the Company and the Bank as Interim Principal Accounting Officer, effective October 21, 2013.  Mr. Stone has served as Controller since 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: September 19, 2013	By: /s/ Thomas B. Wagers, Sr.
Thomas B. Wagers, Sr.
Interim President and Chief Executive Officer
(Duly Authorized Representative)